UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2018

Skyline Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 743, 2520 By-Pass Road

Elkhart, Indiana 46515

(Address of principal executive offices)

(574) 294-6521

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Exchange

On January 5, 2018, Skyline Corporation (“Skyline” or the “Company”) and Champion Enterprises Holdings, LLC (“Champion Holdings”) entered into a Share Contribution & Exchange Agreement (the “Exchange Agreement”) pursuant to which the two companies will combine their operations. Under the Exchange Agreement, (i) Champion Holdings will contribute to Skyline all of the issued and outstanding shares of common stock of Champion Holdings’ wholly-owned operating subsidiaries through the contribution of all of the issued and outstanding equity interests of each of Champion Home Builders, Inc., a Delaware corporation (“CHB”), and CHB International B.V., a Dutch private limited liability company (“CIBV”) (the shares of stock of CHB and CIBV to be contributed to Skyline, the “Contributed Shares”), and (ii) in exchange for the Contributed Shares, Skyline will issue to Champion Holdings that number of shares of Skyline common stock, $0.0277 par value per share, such that at the closing, Champion Holdings (or its members) will hold 84.5%, and Skyline’s shareholders will hold 15.5%, of the common stock of the combined company on a fully-diluted basis (the “Shares Issuance”). The contribution of the Contributed Shares by Champion Holdings to Skyline, and the Shares Issuance by Skyline to Champion Holdings, are collectively referred to herein as the “Exchange.” In connection with the closing of the Exchange, Skyline will file the Company Charter Amendment (described below) and will change its name to “Skyline Champion Corporation.”

Immediately prior to the closing of the Exchange, Skyline will amend and restate its articles of incorporation to provide for, among other things, (i) the change in the name of the Company as described above; (ii) an increase in the number of authorized shares of common stock of the Company from 15,000,000 to 115,000,000 shares; (iii) a provision stating that the number of directors shall be as specified in the Company’s bylaws; and (iv) certain other ministerial revisions to update and modernize the articles of incorporation and remove various extraneous provisions (collectively, the “Company Charter Amendment”).

Representations and Warranties; Covenants

Each of Skyline and Champion Holdings makes customary representations and warranties in the Exchange Agreement. Skyline also has agreed to various covenants in the Exchange Agreement, including, without limitation, to cause a special meeting of Skyline’s shareholders to be held as promptly as practicable to consider and approve the Company Charter Amendment and the Shares Issuance (the “Company Shareholder Approval Matters”), and to file a proxy statement with the Securities and Exchange Commission (“SEC”) relating to such special meeting.

The Exchange Agreement contains customary covenants governing the conduct of Skyline’s and Champion Holdings’ respective businesses, access to information pertaining to the parties’ businesses, and notification of certain events, among other things, between the date of the Exchange Agreement and the closing. Pursuant to the Exchange Agreement, Skyline is subject to customary “no-shop” restrictions which restrict its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. However, prior to receiving approval of the Company Shareholder Approval Matters by Skyline’s shareholders, Skyline may, under certain circumstances, provide information to and participate in discussions with third parties with respect to certain unsolicited alternative acquisition proposals as provided in the Exchange Agreement.

The Exchange Agreement does not restrict Champion Holdings and its subsidiaries from negotiating, soliciting, discussing, or cooperating with any other person or taking similar actions regarding (i) an initial public offering of Champions Holdings’ or its subsidiaries’ securities, or (ii) a change in control transaction involving Champion Holdings or its subsidiaries; provided that, Champion Holdings may not enter into or close such alternate transaction unless Skyline has received an unsolicited third-party acquisition proposal and Skyline has begun engaging in discussions with or has furnished confidential information to such third party, and Champion Holdings terminates the Exchange Agreement, in each case, as provided in the Exchange Agreement. If Champion Holdings terminates the Exchange Agreement under these circumstances, and the Skyline board of directors has not made an adverse change in its recommendation of the Exchange to its shareholders as provided in the Exchange Agreement, no termination fee is payable by Skyline to Champion Holdings.

The Exchange Agreement provides that, prior to the closing of the Exchange, Skyline may declare and pay a special cash dividend to its shareholders in the aggregate amount of Skyline’s “net cash” (generally defined in the Exchange Agreement as Skyline’s aggregate cash and cash equivalents, less the aggregate amount of Skyline’s indebtedness and debt-like items, and less Skyline’s aggregate transaction expenses incurred in connection with the Exchange, each as determined as of the close of business on the last business day immediately prior to the date Skyline gives notice of the special dividend to the NYSE American), if any. If declared, Skyline must pay the special dividend at least one business day prior to the closing date. The Exchange Agreement also permits Champion Holdings to declare and pay a special dividend or distribution to its members in the amount of Champion Holdings’ “net cash” (generally determined in a similar fashion to Skyline’s net cash, as described above), if any.

Closing Conditions

Consummation of the Exchange is subject to various conditions, including, without limitation, (i) approval by Skyline’s shareholders of the Company Shareholder Approval Matters; (ii) the receipt of all required regulatory approvals (without the imposition of any burdensome divestiture condition on the parties, as described in the Exchange Agreement); (iii) the absence of any law, order, or legal injunction which prohibits the consummation of the Exchange and the absence of certain other litigation matters; (iv) the NYSE American listing application for the Company’s shares to be issued in the Shares Issuance shall have been conditionally approved; (v) the accuracy of the parties’ respective representations and warranties and the performance of their respective obligations; (vi) the absence of the occurrence of a material adverse effect with respect to each of Skyline and Champion Holdings, and their subsidiaries, each taken as a whole, between the date of the Exchange Agreement and closing; and (vii) certain other customary conditions.

Termination and Termination Fees

The Exchange Agreement contains certain termination rights in favor of Skyline and Champion Holdings, as set forth therein. Upon the termination of the Exchange Agreement under specified circumstances, and upon Skyline entering into or closing another acquisition transaction within 12 months after termination of the Exchange Agreement, Skyline may be required to pay Champion Holdings a termination fee of $10 million. Any termination fee triggered under the Exchange Agreement will accrue upon Skyline entering into or closing another acquisition transaction within 12 months after termination, but the fee is not payable by Skyline to Champion Holdings until two business days after the date that the other acquisition closes or is terminated unless the board of directors of Skyline adversely changes its favorable recommendation of the Exchange to its shareholders and Champion Holdings terminates the Exchange Agreement as a result of such change in recommendation, in which case, a termination fee of $3 million in cash is immediately due and payable by Skyline to Champion Holdings upon such termination, and if Skyline subsequently enters into or closes another acquisition transaction within 12 months after termination, an additional $7 million cash termination fee would accrue and would become payable two business days after the date that the other acquisition closes or is terminated.

In addition to the termination fee, if the Exchange Agreement is terminated by either Skyline or Champion Holdings because of Skyline’s shareholders do not approve the Company Shareholder Approval Matters, then Skyline must pay Champion Holdings $2 million as reimbursement for fees and expenses incurred by Champion Holdings in connection with the Exchange Agreement. Any expense reimbursement paid by Skyline will be credited against, and thereby reduce, any termination fee that may become due and payable.

The Exchange Agreement and the transactions contemplated thereby were unanimously approved by the Board of Directors of Skyline, acting upon the unanimous recommendation of the special committee comprised of independent directors of Skyline’s board (the “Special Committee”), and unanimously approved by the Board of Managers of Champion Holdings.

Voting Agreement

In addition, on January 5, 2018, Champion Holdings and all of the members of the Board of Directors and certain executive officers of Skyline (the “Supporting Shareholders”), in their capacities as shareholders, entered into a voting agreement (the “Voting Agreement”) pursuant to which each Supporting Shareholder agreed, among other things, to vote his shares of Skyline common stock in favor of the Company Shareholder Approval Matters. A copy of the voting agreement is attached to the Exchange Agreement and is also included with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Other Transaction Agreements

In connection with the closing, Champion Holdings and certain other parties will enter into various ancillary agreements governing activities of the parties after closing. Skyline, Champion Holdings, certain of Champion Holdings’ members (the “Champion Sponsors”), and Arthur J. Decio, Skyline’s founder and a member of the Company’s Board of Directors, will enter into a registration rights agreement (the “Registration Rights Agreement”) providing for, among other things, customary demand and “piggyback” registration rights in favor of Champion Holdings and the Champion Sponsors in connection with the shares of the Company’s common stock received (or which they may receive) in the Exchange. Under the Registration Rights Agreement, Mr. Decio also will have “piggyback” registration rights with respect to the shares he holds in the Company after the closing.

Second, Skyline, Champion Holdings, and the Champion Sponsors will enter into an investor rights agreement (the “Investor Rights Agreement”) providing for, among other things, certain agreements between Skyline, Champion Holdings and the Champion Sponsors relating to the composition of the board of directors of the post-closing combined company, and certain rights to information regarding the post-closing combined company in favor of the Champion Sponsors. The Investor Rights Agreement will provide that, as long as the post-closing combined company is a “controlled company” (as defined under applicable stock exchange rules), two members of the post-closing board will consist of directors designated by Skyline pursuant to the Exchange Agreement (one of whom must be an independent director) (the “Skyline Designees”), and one additional person may have non-voting board observer status, and such persons will serve until the first shareholders meeting held after the second anniversary of the closing. If Skyline is no longer a “controlled company,” only one of the Skyline Designees will serve on the post-closing board (which Skyline Designee must be an independent director) until the first shareholders meeting held after the second anniversary of the closing.

Third, Skyline and Champion Holdings will enter into a transition services agreement governing, among other things, the provision of certain administrative, accounting, professional, and similar services by Skyline to Champion Holdings during a transition period commencing on the closing (the “Transition Services Agreement”).

In connection with the approval by Skyline’s board of the Exchange Agreement and the transactions contemplated thereby, Jefferies LLC rendered its opinion to the Special Committee and then to Skyline’s board that, as of the date of the opinion and subject to the assumptions, qualifications, and limitations set forth therein, the Shares Issuance is fair to the Company from a financial point of view. The Exchange is expected to close as soon as practicable after the satisfaction or waiver of all the conditions to the closing in the Exchange Agreement, which is currently expected to be in the first half of 2018.

The Exchange Agreement has been included to provide investors with information regarding its terms. The representations, warranties, and covenants contained in the Exchange Agreement were made only for the purposes of the Exchange Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Exchange Agreement, and may not have been intended to be statements of fact, but rather as a method of allocating risk and governing the contractual rights and relationships among the parties to the Exchange Agreement. In addition, such representations, warranties, and covenants may have been qualified by certain disclosures not reflected in the text of the Exchange Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by Skyline’s shareholders. None of Skyline’s shareholders or any other third party is a third party beneficiary under the Exchange Agreement and no such party should rely on the representations, warranties, and covenants, or any descriptions thereof, as characterizations of the actual state of facts or conditions of Skyline, Champion Holdings, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in Skyline’s public disclosures. The Exchange Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Skyline that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and Forms 8-K and other documents that Skyline files or has filed with the SEC.

The foregoing descriptions of the Exchange Agreement, the Exchange, the Shares Issuance, the Voting Agreement, the Registration Rights Agreement, the Investor Rights Agreement, and the Transition Services Agreement are summaries, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Exchange Agreement, and the exhibits attached thereto, and the Voting Agreement, copies of which are attached as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

Except for historical information contained herein, this document expresses “forward-looking statements” which are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995, as amended. Such matters include forward-looking statements regarding the prospective effects and timing of the proposed Exchange. Generally, the words “believe,” “expect,” “intend,” “estimate,” “project,” “will,” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates, or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. Skyline cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Skyline may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause Skyline’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include, but are not limited to: potential failure to obtain shareholder approval of the Company Shareholder Approval Matters; potential failure to obtain regulatory approval for the Exchange or to satisfy other conditions to the consummation of the Exchange on the proposed terms and within the proposed timeframes; costs or difficulties relating to integration matters might be greater than expected; material adverse changes in Skyline’s operations or earnings; changes in laws, regulations, or accounting principles generally accepted in the United States; the effect of the recently enacted Tax Cuts and Jobs Act on Skyline and its subsidiaries; Skyline’s competitive position within the markets it serves; unforeseen downturns in the local, regional, or national economies or in the specific regions in which Skyline has market concentrations; and other risks discussed in Skyline’s filings with the SEC, including its Annual Report on Form 10-K, which filings are available from the SEC. Skyline undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

Additional Information for Shareholders

In connection with the Company Shareholder Approval Matters and the proposed Exchange, Skyline will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of Skyline. The proxy statement will contain important information about the Company Shareholder Approval Matters and the proposed Exchange and related matters. SKYLINE’S SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED EXCHANGE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY SHAREHOLDER APPROVAL MATTERS AND THE PROPOSED EXCHANGE. Skyline’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Skyline’s shareholders also will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Skyline Corporation, 2520 By-Pass Road, P.O. Box 743, Elkhart, Indiana 46514, Attention: Corporate Secretary, or by calling (574) 294-6521, or from Skyline’s website at www.skylinecorp.com under the tab “Investors – SEC Filings.” The information available through Skyline’s website is not and shall not be deemed part of this Current Report on Form 8-K or incorporated by reference into other filings Skyline makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

This communication is not a solicitation of proxies in connection with the proposed Exchange. However, Skyline and its directors and officers may be deemed to be participants in the solicitation of proxies from Skyline’s shareholders with respect to the special meeting of shareholders that will be held to consider the Company Shareholder Approval Matters in connection with the Exchange. Information concerning the ownership of Skyline securities by Skyline’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5 and additional information about Skyline’s directors and executive officers and their ownership of Skyline’s common stock is set forth in the proxy statement for Skyline’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on August 22, 2017. Shareholders may obtain additional information regarding the interests of Skyline and its directors and executive officers in the proposed Exchange, which may be different than those of Skyline’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed Exchange, when filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure set forth above under Item 1.01 – The Exchange is incorporated herein by reference. The Shares Issuance will be made in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

Item 5.01 Change in Control of Registrant.

The disclosure set forth above under Item 1.01 – The Exchange is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2018, Skyline’s Board of Directors approved an amendment to Skyline’s 1989 Deferred Compensation Plan, as amended and restated (the “Plan”). The amendment provides that, notwithstanding any contrary provision in the Plan, Skyline and its successors and assigns will not terminate the Plan prior to the date upon which the final payment under the Plan is scheduled to occur, and that the amendment provision itself shall not be further amended without the prior consent of all the Plan’s participants. The amendment to the Plan became effective on January 4, 2018 upon adoption by Skyline’s Board of Directors. Shareholder approval was not required.

The foregoing description of the Plan amendment is not complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 4, 2018, Skyline’s Board of Directors approved and adopted the restatement of Skyline’s Articles of Incorporation (the “Articles”). In this regard, Skyline restated its Articles by filing Amended and Restated Articles of Incorporation (the “Restated Articles”) with the Indiana Secretary of State, which became effective as of January 5, 2018. Under Section 23-1-38-7 of the Indiana Business Corporation Law (the “IBCL”) the adoption of the Restated Articles did not require shareholder approval. The Restated Articles consolidate all amendments to the original Articles dated May 29, 1959 which were previously filed by Skyline with the Indiana Secretary of State, inclusive of the first Articles of Amendment of the Articles of Incorporation filed with the Indiana Secretary of State on April 14, 1960 through the Restated Articles filed on January 5, 2018.

Pursuant to the Restated Articles, Skyline’s Board of Directors adopted certain amendments to the Articles which the IBCL permits to be adopted by the board without shareholder approval. These amendments include deleting the location of the Company’s principal office and registered agent, and deleting the names, addresses, and citizenship of the members of the Company’s first Board of Directors. The Restated Articles make no further modifications to the Articles. Shareholder approval was not required.

The foregoing description of the Restated Articles is not complete and is qualified in its entirety by reference to the full text of the Restated Articles, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

In connection with the execution of the Exchange Agreement discussed in Item 1.01 above on January 5, 2018, Skyline and Champion Holdings issued a joint press release. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Share Contribution & Exchange Agreement dated January 5, 2018 by and among Skyline Corporation and Champion Enterprises Holdings, LLC.

3.1	Restated Articles of Incorporation of Skyline Corporation.

10.1	Voting Agreement dated January 5, 2018 by and among Champion Enterprises Holdings, LLC and each of the shareholders of Skyline Corporation signatory thereto.

10.2	Amendment to the 1989 Deferred Compensation Plan, as amended and restated.

99.1	Joint Press Release dated January 5, 2018.

*	Skyline has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. Skyline will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Corporation
Date: January 5, 2018
	By:	/s/ Jon S. Pilarski
Printed Name: Jon S. Pilarski
Title: Chief Financial Officer